Exhibit 10.2

License Agreement

This Agreement is entered into on the Effective Date (as defined below) by and between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstr. 124, CH-4070 Basel, Switzerland (“ROCHE Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 340 Kingsland Street, Nutley, NJ 07110, USA (“ROCHE Nutley”; ROCHE Basel and ROCHE Nutley together referred to as “ROCHE”) on the one hand

and

Evotec Neurosciences GmbH, Schnackenburgallee 114, 22525 Hamburg, Germany (“ENS”)

WHEREAS, ROCHE is the owner of certain patent rights and know-how relating to the Compound (as defined below); and

WHEREAS, ENS wishes to perform certain development work with respect to the Compound with the purpose of filing an NDA or equivalent in other countries in order to obtain marketing approval in the Territory and to subsequently market the Product; and

WHEREAS, ENS wishes to obtain, and ROCHE wishes to grant rights and licenses under the ROCHE Patent Rights and ROCHE Know-How (as defined below); and

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1.	Definitions

1.1.	“Affiliate” shall mean with respect to either party (i) an entity which owns, directly or indirectly, a controlling interest in such party, by stock ownership or otherwise; or (ii) an entity which is owned by such party, either directly or indirectly, by stock ownership or otherwise; or (iii) an entity, the majority ownership of which is directly or indirectly common to the majority ownership of such party. Anything to the contrary in this paragraph notwithstanding, Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990, U.S.A. and Chugai Pharmaceutical Co., Ltd, 1-9, Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan (“Chugai”) shall not be deemed an Affiliate of ROCHE unless ROCHE notifies ENS that ROCHE wishes for Genentech, Inc. and/or Chugai Pharmaceutical Co., Ltd, to be deemed an Affiliate of ROCHE.

1.2.	“Commercially Reasonable Efforts” shall mean those efforts, activities and measures, which a diligent Third Party company active in a similar field as the respective party, would consider to be commercially reasonable, feasible and viable to be performed, undertaken or made in or under the specific circumstances.

1.3.	“Compound” shall mean any of ****, ****, ****, ****, **** and other compound structures covered by the patent applications and patents for NMDA-2B receptor antagonists listed in Appendix 1 to the Agreement.

1.4.	“Confidential Information” shall mean any and all information, data or know-how, whether technical or non-technical, oral or written, related to the Compound and the Product that is disclosed by one party or its Affiliates (“Disclosing Party”) to the other party or its Affiliates (“Receiving Party”). Confidential Information shall not include any information, data or know-how which:

1.4.1.	either before or after disclosure to the Receiving Party, was or becomes published or generally known to the public through no fault or omission on the part of the Receiving Party; or

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

2.

1.4.2.	was known or used by the Receiving Party prior to its disclosure by the Disclosing Party to the Receiving Party; or

1.4.3.	either before or after disclosure to the Receiving Party, is provided to the Receiving Party by a Third Party having the right to do so;

1.4.4.	is independently developed by the Receiving Party without reference to any Confidential Information previously disclosed by the Disclosing Party; or

1.4.5.	is required to be disclosed by the Receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that, the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and, to the extent practicable, requests confidential treatment (where available) or takes reasonable and lawful actions to minimize the degree of such disclosure.

1.5.	“Development Cost” shall mean development costs reported in accordance with the sheet attached in Appendix 2.

1.6.	“Development Plan” shall mean the ENS Development Plan attached to this Agreement as Appendix 4. The Development Plan shall include a development plan for all Compounds developed by ENS under this Agreement.

1.7.	“Effective Date” shall mean the date of the last signature.

1.8.	“End of Phase I” shall mean completion of the last Phase I study.

1.9.	“End of Phase IIb” shall mean completion of the Phase II b study providing Proof of Concept.

1.10.	“ENS Patent Rights and Know-How” shall mean all information, data and know-how, improvements, inventions, discoveries and other technology, whether or not patentable, made or developed by or on behalf of ENS in the course of its activities pursuant to this Agreement, which relate to a Compound or Product, and any patents, patent applications, or other intellectual property rights based on the foregoing (“ENS Patent Rights”), including, by way of example only, all divisionals, continuations, continuations-in-part, re-examinations, reissues, extensions, registrations, confirmations and supplementary or complementary certificates and the like with respect to any of the foregoing.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

3.

1.11.	“FDA” shall mean the U.S. Federal Food and Drug Administration and any successor agency thereof.

1.12.	“Field” shall mean treatment and prevention of all forms of ****, **** and ****.

1.13.	“First Commercial Sale” shall mean the first invoiced sale of a Product by ENS or its respective Affiliates, sub-licensees, distributors or marketing partners.

1.14.	“First Option” shall mean ROCHE’s first option right to take back a Compound in the Field at the End of Phase I as set forth in Section 4.1.

1.15.	“Marketing Authorization” shall mean such governmental approval (including pricing approval, where required) for the marketing of a Product in a country of the Territory as is necessary to enable sale and distribution of the Product in such country, which approval results from an NDA Filing or an equivalent filing.

1.16.	“NDA Filing” shall mean a New Drug Application filed as a result of activities under this Agreement with the FDA, or the equivalent application to the equivalent agency in any other country of the Territory, the filing of which is necessary to market and sell a Product, including all amendments and supplements to any of the foregoing.

1.17.	“Net Sales” and the related term “Adjusted Gross Sales” shall mean for either party distributing and selling Product (in this Section the “Selling Party”):

1.17.1.	Adjusted Gross Sales shall mean the gross sales of Products as invoiced by the Selling Party or its Affiliates, sub-licensees or its marketing partners to Third Parties, less deductions for returns (including withdrawals and recalls), rebates (price reductions including Medicaid and similar types of rebates, e.g. chargebacks), volume (quantity) discounts granted at the time of invoicing, sales taxes and other taxes directly linked and included in the gross sales amount (with respect to ROCHE as computed in the central ROCHE Swiss Francs Sales Statistics) for the countries concerned in accordance with the Selling Party’s then current standard practices, whereby the amount of such sales in foreign currencies is converted into CHF or Euros, as applicable.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

4.

1.17.2.	Net Sales shall mean the amount calculated by subtracting from Adjusted Gross Sales a lump sum deduction of **** of Adjusted Gross Sales for those sales-related deductions that are not accounted for on a product-by-product basis (e.g. outward freights, postage, transportation insurance, packing materials for dispatch of goods, custom duties, discounts granted later than at the time of invoicing, cash discounts and other direct expenses).

1.18.	“Phase II Initiation” shall mean the date of first administration of Product to a patient in a second phase of human clinical trials required by the FDA to gain evidence of efficacy of Licensed Product in a target population, determine optimal dosage, and to obtain expanded evidence of safety for Licensed Product, as described in 21 CFR Part 312(c), as it may be amended (or its successor regulation).

1.19.	“Phase III Initiation” shall mean the date of first administration of Product to a patient in a third phase of human clinical trials required by the FDA to gain evidence of efficacy of Product in a target population, and to obtain expanded evidence of safety for Product that is needed to evaluate the overall benefit-risk relationship of Product and provide an adequate basis for physician labeling, as described in 21 CFR Part 312(c), as it may be amended (or its successor regulation).

1.20.	“Product” shall mean any pharmaceutical dosage form that includes a Compound as active pharmaceutical ingredient.

1.21.	“Proof of Concept” shall mean evidence that the effect in the mechanism leads to a desired short-term clinical outcome.

1.22.	“ROCHE Know-How” shall mean the ROCHE information and data including but not limited to notes, correspondence, certificates, results and official correspondence specified in Appendix 3.

1.23.	“ROCHE Patent Rights” shall mean the patent applications and patents listed in Appendix 1.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

5.

1.24.	“Royalty Term” shall mean, with respect to each Product in each country, the period of time commencing on the First Commercial Sale of such Product in such country and ending on the later of the date that is (a) **** after the date of the First Commercial Sale of such Product in such country, and (b) the expiration of the last to expire Valid Patent Claim in such country claiming the manufacture, use, import, offering for sale, or sale of such Product. With regard to the calculation of the **** period, the EU shall be considered as one country.

1.25.	“Second Option” shall mean ROCHE’s second option right to take back a Compound in the Field at the End of Phase IIb as set forth in Section 4.2.

1.26.	“Territory” shall mean all countries and territories of the world, subject to Section 2.4.

1.27.	“Third Party” shall mean an entity other than a party to this Agreement and its respective Affiliates, if any.

1.28.	“Valid Patent Claim” shall mean either (a) a claim of an issued and unexpired Roche Patent Right which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim of a pending patent application that is a ROCHE Patent Right.

1.29.	In the definitions, the singular shall include the plural and vice versa.

2.	Grant of Rights

2.1.	License Grant. ROCHE Nutley for the US territory and ROCHE Basel for the rest of the Territory (other than the US territory) hereby grant to ENS a worldwide, exclusive (even as to Roche) right and license to develop, to make, have made, use, offer for sale, sell and import Compounds and Products in the Territory in the Field, under the ROCHE Patent Rights and the ROCHE Know-How.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

6.

2.2.	Right to Sublicense. Subject to Section 4.3. of this Agreement, ENS shall have the right to sublicense its rights under Section 2.1. only after the expiry of the Second Option.

2.3.	Exclusive Option Right. ENS shall have an exclusive option right to a worldwide, exclusive (even as to Roche) right and license to develop, to make, have made, use, offer for sale, sell and import Compounds and Products in the Territory under the ROCHE Patent Rights and the ROCHE Know-How for any additional indication outside the Field under terms to be negotiated.

2.4.	****

2.4.1.	Exclusion of ****. Subject to Section 2.4.2., **** shall be excluded from the Territory.

2.4.2.	License for the territory of ****

a)	As soon as possible but not later than one (1) year after the Effective Date, ROCHE shall notify ENS in writing of its decision to grant or not license rights for **** to ENS.

b)	In case ROCHE grants the license rights for **** to ENS, the terms of this Agreement shall be applicable.

3.	Transfer of ROCHE Know-How and Compounds

3.1.	Within thirty (30) days after the Effective Date, ROCHE shall provide to ENS the ROCHE Know-How, which is listed in Appendix 3.

3.2.	Access to ROCHE Know-How. During the Term of this Agreement, ROCHE shall at all times have full access to the ROCHE Know-How.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

7.

3.3.	Supply of Compounds.

3.3.1.	Upon request of ENS, ROCHE shall supply to ENS existing reference sample of Compounds for research purposes only at the following prices:

****	20 g - 1000 CHF pro g (note: quantities of Compounds for development purposes cost 40 CHF pro g)
****	20 g - 2.000 CHF pro g
****	0.5 g - 2.000 CHF pro g
****	50 g -2.000 CHF pro g
****	20 g - 2.000 CHF pro g
****	1 g - 5.000 CHF pro g
****	61 g (pre-step for RO4394127) - 1.000 CHF pro g

3.3.2.	Upon request of ENS, ROCHE shall supply to ENS existing quantities of Compounds for development purposes at the following prices:

a)	NMDA ****: CHF 40,000 / kg - 4,9 kg

b)	NMDA ****: CHF 77,000 / kg - 1,1 kg

c)	NMDA ****: CHF 90,000 / kg - 1,7 kg

3.3.3.	However, the supply of Compounds under this Section 3.3. shall be limited to the Compounds existing and available at ROCHE. ROCHE gives no warranty as to purity or quality of the Compounds, which are transferred in current state only. ROCHE shall have no obligation to perform any work related to the Compounds (e.g. research, development, manufacturing work) for ENS.

4.	Option rights of ROCHE.

4.1.	First Option at the End of Phase I

4.1.1.	Promptly after a Compound has reached the End of Phase I, ENS shall notify ROCHE in writing (“End of Phase I Notice”). The End of Phase I Notice shall include (i) an executive summary report on the development of the Compound in question, (ii) all data and all information on the development including detailed Phase I results for each indication, including a written development report, and (iii) a list of any ENS Patent Rights and Know-How and (iv) a detailed compilation of all Development Costs for the Compound in question up to such date.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

8.

4.1.2.	Commencing on the date of the End of Phase I Notice and for a period of ninety (90) days thereafter (“End of Phase I Option Period”), ROCHE shall have an exclusive option to obtain the exclusive right (even as to ENS) from ENS in the Territory to make, have made, use, offer for sale, sell and/or import the Compound in question and corresponding Products in the Field, under the ENS Patent Rights and Know-How. ROCHE may exercise such option by providing to ENS written notice during the End of Phase I Option Period.

4.1.3.	Upon exercise of the First Option, (i) the rights and obligations of ENS set forth in Sections 2.1., 2.2., and 5 relating to the Compound in question and the obligation of ENS to pay milestone payments as per Section 7.1. not yet due relating to the Compound in question shall terminate as of even date and (ii) ROCHE shall have an exclusive right and license (even as to ENS) with the right to sub-license from ENS in the Territory to make, have made, use, offer for sale, sell and/or import the Compound in question and corresponding Products in the Field, under the ENS Patent Rights and Know-How.

4.1.4.	If ROCHE does not timely exercise the First Option, then such option shall lapse and ENS shall be free to develop the Compound in question as foreseen under this Agreement and to grant sub-license(s) and/or enter into co-development or co-marketing arrangement(s) with any Third Party.

4.1.5.	If Phase I clinical studies have not been completed for the first Compound within five (5) years after the Effective Date then ROCHE shall have the right to take back the license at no cost.

4.2.	Second Option at the End of Phase IIb

4.2.1.	Subject to Section 4.3.4., promptly after a Compound has reached the End of Phase IIb, ENS shall notify ROCHE in writing (“End of Phase IIb Notice”). The End of Phase IIb Notice shall include (i) Proof of Concept, (ii) an executive summary report on the development of the Compound in question, (iii) all data and all information on the development including but not limited to detailed Phase I, Phase II and Phase IIb results, including a written development report, (iv) a list of

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

9.

any ENS Patent Rights and Know-How and (v) a detailed compilation of all Development Costs for the Compound in question up to such date.

4.2.2.	Commencing on the date of the End of Phase IIb Notice and for a period of ninety (90) days thereafter (“End of Phase IIb Option Period”), ROCHE shall have an exclusive option to obtain the exclusive right (even as to ENS) from ENS in the Territory to make, have made, use, offer for sale, sell and/or import the Compound in question and corresponding Products in the Field, under the ENS Patent Rights and Know-How. ROCHE may exercise such option by providing to ENS written notice during the End of Phase IIb Option Period.

4.2.3.	Upon exercising such option, (i) the rights and obligations of ENS set forth in Sections 2.1., 2.2., and 5. relating to the Compound in question and the obligation of ENS to pay milestone payments as per Section 7.1. not yet due relating to the Compound in question shall terminate as of even date and (ii) ROCHE shall have an exclusive right and license (even as to ENS) with the right to sub-license from ENS in the Territory, to make, have made, use, offer for sale, sell and/or import the Compound in question and corresponding Products in the Field, under the ENS Patent Rights and Know-How.

4.2.4.	If ROCHE does not exercise the Second Option within the End of Phase IIb Option Period, then such option shall lapse and ENS shall be free to grant sub-license(s) and/or enter into co-development or co-marketing arrangement(s) with any Third Party.

4.2.5.	If Phase IIb clinical studies have not been completed for at least one Compound within three (3) years after the Completion of Phase I for such Compound, then ROCHE will have the right to take back the license at no cost.

4.3.	Right of First Refusal.

4.3.1.	Notwithstanding Section 4.1. and 4.2., after the End of Phase I and prior to the End of Phase IIb, ENS shall have the right to sublicense any Compound for the indication of **** provided that ROCHE has not exercised its First Option for such Compound (hereinafter “****”).

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

10.

4.3.2.	ENS grants to ROCHE a right of first refusal to take back the ****. Therefore, where ENS proposes to grant to any Third Party a sub-license for the ****, ENS shall give ROCHE written notice (the “Notice”) of such intention together with (i) an executive summary report on the development of the ****, (ii) all data and all information on the development including but not limited to detailed Phase I and Phase II results, including a written development report, (iii) a list of any ENS Patent Rights and Know-How and (iv) a detailed compilation of all Development Costs for the **** up to such date and (v) the details of the proposed scope of the license being offered to a Third Party.

4.3.3.	ENS shall be free to offer the rights for the **** to a Third Party. Prior to entering into any agreement with a Third Party, ENS shall summarise in writing such terms (“Third Party Terms”) and shall offer such Third Party Terms to ROCHE. ROCHE shall have the right to accept the offer under the Third Party Terms by written notice to ENS within sixty (60) days from the ENS offer. However, ENS shall not execute an agreement with any Third Party at terms that, taken as a whole, are more favorable to such Third Party than the last offer rejected by ROCHE.

4.3.4.	In the event that ENS does not sub-license the **** before the End of Phase IIb, Section 4.2. shall apply.

5.	Diligence

5.1.	ENS Diligence and Reporting.

5.1.1.	At all times during the term of this Agreement, but subject to ROCHE’s exercise of the First Option or the Second Option, ENS will use and will cause its Affiliates, sub-licensees and marketing partners (if any) to use Commercially Reasonable Efforts to proceed with the development, manufacture, marketing, distribution and sale of the Compound and/or Product.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

11.

5.1.2.	During the term of this Agreement, at each anniversary of the Effective Date, ENS shall provide ROCHE with

a)	a written summary report on the status of development of the Compound;

b)	an updated version of the Development Plan which shall be deemed to be attached as revised Appendix 4.

c)	all approvals received by ENS, its Affiliates and sub-licensees (if any).

ENS shall supplement such written documents as reasonably requested by ROCHE, but shall have no obligation to make such supplements more than twice in any calendar year.

5.1.3.	If ROCHE reasonably believes that ENS is not using Commercially Reasonable Efforts with respect to the development or commercialization of the Compound, then ROCHE may provide ENS written notice specifying in reasonable detail the reasons why ROCHE believes that ENS is not using Commercially Reasonable Efforts with respect to the Compound. Upon receipt of such notice, ENS shall have a period of sixty (60) days to present evidence to ROCHE that ENS is using Commercially Reasonable Efforts with respect to the Compound or to cure the lack of diligence based on the reasons submitted by ROCHE (“Evidence and Cure Period”). If ENS presents evidence reasonably acceptable to ROCHE, then ROCHE’s notice shall be deemed withdrawn and of no effect. If, within such period, ENS has not presented evidence reasonably acceptable to demonstrate that ENS has used Commercially Reasonable Efforts to develop the Compound and has not cured such lack of diligence within such period, then ROCHE shall have the right to terminate this Agreement for the Compound in question with immediate effect and Section 13. shall apply.

5.2.	ROCHE Diligence

5.2.1.	In the event and to the extent that ROCHE has exercised an option right under this Agreement, ROCHE will use and will cause its Affiliates, sub-licensees and marketing partners (if any) to use Commercially Reasonable Efforts to proceed with the development, manufacture, marketing, distribution and sale of the Product.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

12.

If ENS reasonably believes that ROCHE is not using Commercially Reasonable Efforts with respect to the development or commercialization of the Compound, then ENS may provide ROCHE written notice specifying in reasonable detail the reasons why ENS believes that ROCHE is not using Commercially Reasonable Efforts with respect to the Compound. Upon receipt of such notice, ROCHE shall have a period of sixty (60) days to present evidence to ENS that ROCHE is using Commercially Reasonable Efforts with respect to the Compound or to cure the lack of diligence based on the reasons submitted by ENS (“Evidence and Cure Period”). If ROCHE presents evidence reasonably acceptable to ENS, then ENS’s notice shall be deemed withdrawn and of no effect. If, within such period, ROCHE has not presented evidence reasonably acceptable to demonstrate that ROCHE has used Commercially Reasonable Efforts to develop the Compound and has not cured such lack of diligence within such period, then ROCHE shall offer the license for the Compound in question to ENS for further development under this Agreement and Section 13. shall apply mutatis mutandis.

6.	Down Payment.

6.1.	As consideration for the grant of the rights and licenses hereunder, ENS shall pay to ROCHE as down payment (i) an amount of **** payable within thirty (30) days after the Effective Date and (ii) an amount of **** payable within thirty (30) days after the first anniversary of the Effective Date.

7.	Payments to ROCHE.

7.1.	Subject to ROCHE’s option rights under this Agreement, the parties hereto agree that in consideration for the rights and licenses acquired by ENS under this Agreement, ENS shall pay to ROCHE for a Product the following amounts in accordance with and at the times set out as follows:

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

13.

7.2.	Milestones

Milestones	(US$)
Phase II Initiation	US	****
Phase III Initiation	US	****
NDA Filing of first indication in US	US	****
NDA Filing of first indication in EU	US	****
NDA Filing of first indication in Japan	US	****
First Commercial Sale in US	US	****
First Commercial Sale in EU	US	****
First Commercial Sale in Japan	US	****
First time annual Net Sales exceed US$****	US	****
First time annual Net Sales exceed US$****	US	****

7.2.1.	All milestone payments under Section 7.1.1. shall be payable within thirty (30) days as from achievement of the respective milestone by ENS but only once, irrespective if how many times such milestone is achieved. The Phase II Initiation, Phase III Initiation and NDA Filing milestones in US, EU and Japan are only payable for first Product under this Agreement, regardless of how many times the milestone may be achieved with another Product.

7.3.	Royalties.

7.3.1.	During the Royalty Term, ENS shall pay to ROCHE royalties on Net Sales of Product calculated separately in respect of each band of income in each calendar year at the rate of royalty set out opposite the relevant band in the table below:

Royalties
Royalties on Net Sales below US$****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales above ****	*	***

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

14.

7.3.2.	Royalties Due Once. The obligation to pay royalties to ROCHE under this Agreement is imposed only once with respect to the same unit of Product. Sales of Product among ENS, its Affiliates and sub-licensees shall not be subject to a royalty, but shall become subject to a royalty only when sold to a Third Party.

7.4.	The payments to be made under this Section 7 shall not include VAT, if any be due and payable thereon.

8.	Payments to ENS

8.1.	Upfront Payments and reimbursement of Development Costs. In the event that ROCHE exercises the First Option or the Second Option, ROCHE shall pay ENS as compensation for the efforts of ENS hereunder as follows: Within thirty (30) days, Roche shall pay to ENS

8.1.1.	**** of any payments earlier made from ENS to Roche under this Agreement for exercising the First Option and the Second Option for the Compound in question; and

8.1.2.	**** of all Development Costs incurred by ENS in connection with the development of the Compound for exercising the First Option; and

8.1.3.	**** of all Development Costs incurred by ENS in connection with the development of the Compound for exercising the Second Option.

8.2.	Milestones. In the event, ROCHE exercises the First Option or the Second Option, the following payments shall be made to ENS:

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

15.

8.2.1.	First Option. In further consideration for the exercise of the First Option, ROCHE shall pay to ENS the following amounts in accordance with and at the times set out as follows.

Milestones	(US$)
Phase II Initiation	*	***
Phase III Initiation	*	***
NDA Filing of first indication in US	*	***
NDA Filing of first indication in EU	*	***
NDA Filing of first indication in Japan	*	***
First Commercial Sale in US	*	***
First Commercial Sale in EU	*	***
First Commercial Sale in Japan	*	***
First time annual Net Sales exceed US$****	*	***
First time annual Net Sales exceed US$****	*	***

8.2.2.	Second Option. In further consideration for the exercise of the Second Option, ROCHE shall pay to ENS the following amounts in accordance with and at the times set out as follows.

Milestones	(US$)
Phase III Initiation	*	***
NDA Filing of first indication in US	*	***
NDA Filing of first indication in EU	*	***
NDA Filing of first indication in Japan	*	***
First Commercial Sale in US	*	***
First Commercial Sale in EU	*	***
First Commercial Sale in Japan	*	***
First time annual Net Sales exceed US$****	*	***
First time annual Net Sales exceed US$****	*	***

8.2.3.	Section 7.2.1 shall apply to this Section 8.2.

8.3.	Royalties. In the event, ROCHE exercises the First Option or the Second Option, the following royalty payments shall be made to ENS

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

16.

8.3.1.	First Option. In further consideration for the exercise of the First Option, ROCHE shall pay to ENS royalties on Net Sales of Product calculated separately in respect of each band of income in each calendar year at the rate of royalty set out opposite the relevant band in the table below.

Royalties
Royalties on Net Sales below ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales above ****	*	***

8.3.2.	Second Option. In further consideration for the exercise of the Second Option, ROCHE shall pay to ENS royalties on Net Sales of Product calculated separately in respect of each band of income in each calendar year at the rate of royalty set out opposite the relevant band in the table below.

Royalties
Royalties on Net Sales below ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales above ****	*	***

8.4.	Royalties Due Once. The obligation to pay royalties to ENS under this Agreement is imposed only once with respect to the same unit of Product. Sales of Product among ROCHE, its Affiliates and sub-licensees shall not be subject to a royalty, but shall become subject to a royalty only when sold to a Third Party.

8.5.	The payments to be made under this Section 8 shall not include VAT, if any be due and payable thereon.

9.	Accounting Period and Royalty Reporting

9.1.	Accounting Period and Net Sales Accounting. An Accounting Period commencing semiannually respectively on January 1 and July 1, each being the first day of an Accounting Period, and finishing respectively on June 30 and

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

17.

December 31, each being the last day of an Accounting Period. Royalties on Net Sales shall be paid in US$. Royalties on Net Sales shall be calculated semiannually as of June 30 and December 31 and shall be paid within the ninety (90) days after the end of each Accounting Period in which such Net Sales are done. With respect to royalties due on Net Sales in the United States, the parties may elect to report and have paid such royalties directly from one of its Affiliates in the United States. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be made as follows:

a)	With regard to ROCHE when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall at first be converted into Swiss Francs as computed in ROCHE’s central Swiss Francs Sales Statistics for the countries concerned, using the average year-to-date rate of exchange for such currencies as retrieved from the Reuters’ system for the applicable period, in accordance with then current standard practices in the respective company.

b)	With regard to ENS, when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall at first be converted in accordance with then current standard practices in the respective company.

9.2.	Blocked Countries. If by reason of law a Party (“Paying Party”) is unable to convert to U.S. Dollars a portion of the amount due by it under this Agreement, then such Party shall notify the other Party in writing and the other Party shall have the right to receive such portion. Upon written request from the other Party, the Paying Party shall pay to the other Party such portion, in the currency of any other country designated by the other Party and legally available to the Paying Party.

9.3.	Royalty Reports. Each royalty payment shall be accompanied by a report summarizing for each Product the total Adjusted Gross Sales and Net Sales achieved during the relevant six-month period, the currency conversion rates, if applicable, which royalty calculation is being applied, the total royalty payments due and the taxes withheld in accordance with Section 9.4. below, if any.

9.4.	Withholding Taxes. If provision is made in law or regulation of any country for withholding of taxes of any type, levies or other charges with respect to any royalty payable under this Agreement, the party required to do so shall promptly pay such

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

18.

tax, levy or charge for and on behalf of the other party to the proper governmental authority. The paying party shall be entitled to deduct any such tax, levy or charge actually paid from royalty due or, if no further payments are due, be promptly reimbursed by the other party, provided however that each party agrees to assist the other party, as may reasonably be necessary, in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, and provided further that the paying party shall provide such additional documentation from time to time as is needed for the other party to confirm the payment of tax.

9.5.	Audit and Inspection. Either party and its Affiliates, sub-licensees and marketing partner, if any, shall keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of verifying Net Sales and Adjusted Gross Sales and calculating all royalties payable to the other party. Such books of accounts shall be kept at their principal place of business. Each party or its authorized independent public accountant has the right to engage, at its own expense, an independent public accountant of international reputation to perform, on behalf of the requesting party or its independent public accountant, an audit, conducted in accordance with international accounting and auditing standards (IAAS), of such books and records of the other party and its Affiliates, sub-licensees and marketing partners, if any, that are deemed necessary by the other party to report on Net Sales of Product for the period or periods requested by the requesting party and the correctness of any report or payments made under this Agreement. Upon timely request and at least thirty (30) days’ prior written notice from the requesting party, such audit shall be conducted as an additional audit work during the other party’s annual audit of the countries specifically requested by the requesting party, during regular business hours in such a manner as to not unnecessarily interfere with the other party’s normal business activities, and shall be limited to results in the two (2) full calendar years prior to audit notification. Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to records covering any specific period of time. All information, data, documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements or compliance with this Agreement, shall be treated as ENS and ROCHE Confidential Information. Audit results shall be shared by and be binding upon the parties. If the audit reveals an overpayment, one party shall promptly reimburse the other party for the amount of

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

19.

the overpayment. If the audit reveals an underpayment, the parties shall promptly make up such underpayment. If the audit reveals that the royalties owed by one party for the countries specifically requested and for any calendar year in total have been understated by more than 10% (ten), the other party shall, in addition, pay the reasonable costs of such additional audit work. The failure of one party to request verification of any royalty calculation within the period during which corresponding records must be maintained will be deemed to be acceptance of the royalty reporting.

9.6.	Audit of ENS Development Costs. During the Term of this Agreement, ROCHE has the right to appoint an independent external accountant who audits the Development Costs incurred by ENS by reasonable (i) regular, but not to be conducted more than once a year, or (ii) for cause audits at ENS offices during normal business hours. ENS`s personnel will be informed about the audit process reasonably in advance. Adequate time will be given for the preparation, conduct and evaluation of the audit process essential to gain reliable results.

10.	Intellectual Property

10.1.	Inventions. ROCHE and ENS recognize that during the Term of this Agreement inventions relating to the making, using or selling of Compound and/or Product may be generated and result in patents. Therefore, the parties agree as follows:

10.1.1.	As to the inventions made solely by person(s) under the control of ENS in the Field, ENS shall have all of the rights it is entitled to receive from such employee(s) or person(s) and shall become automatically ENS Patent Rights,;

10.1.2.	As to any inventions made solely by person(s) under control of ROCHE in the Field, ROCHE shall have all of the rights they are entitled to receive from such person(s) and shall become automatically ROCHE Patent Rights;

10.1.3.	Any inventions made jointly by persons under the control of both parties during the term of this Agreement in the Field shall be owned jointly by ROCHE and ENS and shall become automatically joint inventions.

Both parties represent that each of its or its Affiliates’ respective employees has entered into a written contract of employment that provides for assignment of all inventions made by said employee during the course of his/her employment to the respective party.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

20.

10.2.	Trademarks. ENS shall select, own and maintain the trademark(s) for the marketed Products in the Territory. It is in the intent of the Parties that, to the extent feasible, a single trademark shall be identified and developed for use in connection with marketing of a given Product.

10.3.	Prosecution of Patent Rights.

10.3.1.	ROCHE shall have the sole responsibility for the prosecution and maintenance of the ROCHE Patent Rights. ROCHE has no obligation to file additional patents, unless ENS explicitly requests to file an additional patent within ROCHE Patent Rights and agrees to bear the cost and expenses therefore. Otherwise, the costs for the prosecution and the maintenance of the ROCHE Patent Rights shall be borne by ROCHE. ROCHE shall have the right, but not the obligation, to defend and enforce the ROCHE Patent Rights and ENS Patent Rights.

10.3.2.	ENS shall have the sole responsibility for the prosecution and maintenance of the ENS Patent Rights. The costs for the prosecution and the maintenance of the ENS Patent Rights shall be borne by ENS, subject to Section 10.4. below.

10.4.	Assignment

10.4.1.	If ROCHE is no longer interested in prosecuting or maintaining any of the ROCHE Patent Rights, then ROCHE shall notify ENS thereof. If ENS asks for an assignment of any such ROCHE Patent Rights, then ROCHE shall assign such ROCHE Patent Rights to ENS free of any charge, provided that ENS shall bear the costs for such assignments.

10.4.2.	If ENS is no longer interested in prosecuting or maintaining any of the ENS Patent Rights, then ENS shall notify ROCHE thereof. If ROCHE asks for an assignment of any such ENS Patent Rights, then ENS shall assign such ENS Patent Rights to ROCHE free of any charge, provided that ROCHE shall bear the costs for such assignments.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

21.

10.5.	Defense and Enforcement.

10.5.1.	Infringement. Each party shall promptly provide written notice to the other party during the Term of this Agreement of any known infringement or suspected infringement by a Third Party of any ROCHE Patent Rights or ENS Patent Rights, and shall provide the other party with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

10.5.2.	Within a period of ninety (90) days after either party provides or receives such written notice with respect to its Patent Rights (“Decision Period”), the party which Patent Rights are allegedly infringed, in its sole discretion, shall decide whether or not to initiate a suit or take other appropriate action and shall notify the other party in writing of its decision in writing (“Suit Notice”).

10.5.3.	If the party which Patent Rights are allegedly infringed decides to bring a suit or take action and provides a respective Suit Notice, then such party may immediately commence such suit or take such action. If the party which Patent Rights are allegedly infringed (i) does not in writing advise the other party within the Decision Period that it will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, or (iii) abandons an action, then the other party shall thereafter have the right to commence suit or take action and shall provide written notice to the party which Patent Rights are allegedly infringed of any such suit commenced or action taken by the other party.

10.5.4.	Upon written request, the party bringing suit or taking action (“Initiating Party”) shall keep the other party informed of the status of any such suit or action and shall provide the other party with copies of all substantive documents and communications filed in such suit or action. The Initiating Party shall have the sole and exclusive right to select counsel for any such suit or action.

10.5.5.	The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including, without limitation, the Initiating Party’s attorneys’ fees, damages and court costs. Any damages, settlement fees or other consideration received as a result of such suit or action shall belong to the Initiating Party.

10.5.6.	If the Initiating Party believes it reasonably necessary, upon written request the other party shall join as a party to the suit or action but shall be under no

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

22.

obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action. At the Initiating Party’s written request, the other party shall offer reasonable assistance to the Initiating Party in connection therewith at no charge to the Initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred by the other party in rendering such assistance. The other party shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

10.5.7.	The Initiating Party shall not settle, agree to a consent judgment or otherwise voluntarily dispose of the suit or action without the written consent of the other party, which consent shall not be unreasonably withheld.

11.	Confidential Information

11.1.	Non-Use and Non-Disclosure. During the Term of this Agreement and for five (5) years as from its termination for whatsoever reason, the receiving party shall (i) treat Confidential Information provided by the disclosing party under this Agreement and all previous agreements as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the disclosing party’s prior written consent, and (iii) not use such Confidential Information other than for fulfilling its obligations under this Agreement.

11.2.	Authorized Disclosure. Nothing in this Agreement shall prevent the Parties from disclosing Confidential Information to (i) Registration Authorities or other governmental agencies of any country in the Territory to the extent required or desirable to secure government approval for the development, manufacture or sale of Product in the Territory in the Field, (ii) Third Party’s acting on behalf of one Party, to the extent reasonably necessary for the development, manufacture or sale of Product in the Territory, or (iii) Third Parties to the extent reasonably necessary to market Product in the Territory, always to the extent necessary for such Party to enjoy all its right under this Agreement.

12.	Term and Termination

12.1.	Term. This Agreement comes into effect on the Effective Date and will remain in force, unless earlier terminated, on a country-by-country and Product-by-Product basis until expiry of the Royalty Term, whichever is later. Thereafter, the licenses granted hereunder shall be fully paid up and royalty-free.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

23.

12.2.	Termination.

12.2.1.	Termination by ENS. ENS shall have the right to terminate this Agreement in its entirety or on a country-by-country or Product-by-Product basis at any time with six (6) months prior written notice, provided ROCHE has not exercised its First Option or Second Option.

12.2.2.	Termination by ROCHE. In the event that Roche has exercised its First Option or its Second Option for a Compound, as applicable, and ROCHE decides to stop development or commercialisation of Compound (s) or Products for any reason, ROCHE may terminate this Agreement in its entirety or on a country-by country or Product-by Product basis at any time with six (6) months prior written notice, provided that ROCHE has offered the rights and licenses under this Agreement back to ENS by written notice and ENS has declined to accept such offer by written notice within ninety (90) days. In the event that ENS accepts the offer, the terms of this Agreement apply and regarding the transfer of data Sections 13.1.3., 13.1.4. and 13.1. 5. shall apply mutatis mutandis.

12.2.3.	Termination for Breach. A Party (“non-breaching Party”) shall have the right to terminate this Agreement in its entirety or on a country-by-country or Product-by-Product basis in the event the other Party (“breaching Party”) is in breach of any of its material obligations under this Agreement. The non-breaching Party shall provide written notice to the breaching party, which notice shall identify the breach and the Products and countries in which the non-breaching party intends to have this Agreement terminate. The breaching Party shall have a period of one hundred and twenty (120) days after such written notice is provided to cure such breach. If such breach is not cured within the one hundred and twenty day (120) period, this Agreement shall effectively terminate in such countries. The waiver by either Party of any breach of any term or condition of this Agreement shall not be deemed a waiver as to any subsequent or similar breach. The waiver by either Party of any breach of any term or condition of this Agreement shall not be deemed a waiver as to any subsequent or similar breach. The right to terminate this Agreement under this Section 12.2.3 is in addition to any other right and protection that may otherwise be available as a result of a breach, including, without limitation, the right to damages.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

24.

12.2.4.	Bankruptcy. Either Party may terminate this Agreement at any time with immediate effect by written notice to the other Party if the other Party is declared bankrupt or insolvent, or if a receiver is appointed, or any procedures are commenced, voluntarily or involuntarily, by or against a Party under any bankruptcy or similar law, or in the near future it is reasonably anticipated that the Party is to be dissolved, liquidated or bankrupt.

13.	Consequences of Termination

13.1.	Rights and Licenses. Upon termination of this Agreement,

13.1.1.	ENS shall make its personnel and or other resources reasonably available to ROCHE as necessary to effect an orderly transition of development and commercial responsibilities, with the reasonable cost of such personnel and resources to be born by ENS for such services;

13.1.2.	all rights and licenses granted by ROCHE to ENS under this Agreement (or, as applicable, in the country or with respect to that Product) shall terminate on the effective date of termination. In the event of any such termination, the following shall apply and no compensation nor refund shall be due by either Party to the other Party, otherwise than damages as determined by a court of competent jurisdiction:

13.1.3.	ENS shall, upon ROCHE’s written request, smoothly and promptly assign and transfer to ROCHE, at no expense to ROCHE, in connection with the Territory or the terminated countries (as applicable), all of ENS’s right, title and interest in and to (i) all trademarks used for Product, (ii) all regulatory filings (such as INDs and drug master files), regulatory approvals, clinical trial agreements (to the extent assignable and not cancelled), (iii) all data, results, clinical trials data, support documentation having arisen out of the development, materials and other information, in ENS’s possession and control related to Product in the Territory, and related to ENS’s Patent Rights and Roche Know-How, (iv) all customer lists, marketing and promotional material, and all other documentation related to marketing, sale, and promotion of the Products in the Territory or in the terminated country (as applicable), and (iv) during the termination notice period

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

25.

provide a reasonable number of person days of qualified personnel to transfer ENS’s manufacturing technology to ROCHE. With respect to the trademarks, the responsibility of preparing and filing of the documents for the recordal of the assignments with the competent authorities in each applicable country and any action required ancillary, shall be born by ROCHE. However, each party shall bear its expenses caused by its activities in connection with the assignments and transfer of the trademarks.

13.1.4.	ENS shall further make Commercially Reasonable Efforts to continue making the Product provided however that, ENS shall transfer at its own expenses to ROCHE all technical and industrial know how related to the manufacturing of the Product for use by ROCHE and shall provide reasonable assistance and support (up to a reasonable number of person/days of qualified personnel) as may be reasonably required by ROCHE to be in a position to make the Product itself.

13.1.5.	ROCHE shall have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, manufacturing or sale of Product in the country, (ii) Third Parties acting on behalf of ROCHE, its Affiliates or sublicensees, to the extent reasonably necessary for the development, manufacture, or sale of Product in the country, and (iii) Third Parties to the extent reasonably necessary to market Product in the country.

13.1.6.	For a given Product and country so terminated, or for the Territory in the case of termination of this Agreement in its entirety, ENS shall grant to ROCHE an exclusive (even as to ENS), sub-licensable, royalty-free license under all elements of ENS Patents and Know-how that are not severable from the Product, and a non-exclusive, sub-licensable, royalty-free license under all other ENS Patents and Know-how to make, have made, use, offer for sale, sell and import such Product in such country or the Territory, as applicable.

13.1.7.	ENS shall agree to take such actions and execute such instruments, agreements and documents as are necessary to affect the foregoing.

13.2.	Royalty and Payment Obligations. Expiration of this Agreement pursuant to Section 12.1. above, and termination of this Agreement will release both parties from any obligation to pay royalties or make any payments to the other party which would otherwise become due or payable on or after the effective date of termination.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

26.

14.	Indemnification

14.1.	Indemnification by ROCHE. ROCHE shall indemnify, hold harmless and defend ENS and its directors, officers, employees and agents from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts ENS becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims arise out of activities related to Product in the Field (e.g. product liability claims) conducted by or on behalf of ROCHE, except to the extent such losses, expenses, costs and amounts are due to the negligence or misconduct or failure to act of ENS.

14.2.	Indemnification by ENS. ENS shall indemnify, hold harmless and defend ROCHE and its directors, officers, employees and agents from and against any and all losses, expenses, cost of defense (including without limitation attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts ROCHE becomes legally obligated to pay because of any claim or claims against it to the extent that such claim or claims arise out of activities related to Product in the Field (e.g. product liability claims) conducted by or on behalf of ENS, except to the extent such losses, expenses, costs and amounts are due to the negligence or misconduct or failure to act of ROCHE.

14.3.	Procedure. In the event of a claim by a third party against a party entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other party (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

27.

15.	Representations and Warranties

15.1.	Mutual Representations and Warranties. Each party hereby represents and warrants:

15.1.1.	Authority. Such party has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations under this Agreement.

15.1.2.	Material Facts. Such party has disclosed all information in its possession or control which is material to the other party entering into this Agreement, and such information does not contain any untrue statement of material fact or omit to state a material fact.

15.2.	Grants. ROCHE has the right to grant ENS the rights and licenses described in this Agreement.

15.3.	Roche Representations and Warranties. ROCHE represents and warrants that, as of the Effective Date,

(i) it has no knowledge of any claims by any Third Party that the use of the Compounds licensed under the terms and conditions of this Agreement infringes any proprietary rights of any Third Party,

(ii) to the best of its knowledge, the use of the Compounds licensed under the terms and conditions of this Agreement does not infringe any proprietary right of any Third Party,

(iii) there are no legal actions, suits or other proceedings relating to the Compounds licensed under the terms and conditions of this Agreement.

15.4.	Database. Roche has transferred to ENS the ISIS-database as CD. The ISIS-database is provided to ENS as is. ROCHE is not obliged (1) to provide any software or (2) to provide any updates to the database.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

28.

16.	Governing Law and Dispute Resolutions

16.1.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Switzerland, without reference to its conflict of laws principles, and shall not be governed by the United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention).

16.2.	Disputes. Unless otherwise set forth in this Agreement, in the event of a dispute arising out of or under this Agreement between the parties, such dispute shall be referred to the respective executive officers of the parties designated below or their designees, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:

For ENS:                    CEO

For ROCHE:              Head of Pharma Licensing

16.3.	Arbitration. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle those conflicts amicably between themselves as set forth in Section 16.2. Should they fail to agree within two (2) months after such dispute has first arisen, any controversy, dispute or claim which may arise out of or in connection with this Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce, under preclusion of the otherwise ordinary recourse to the courts. The arbitral tribunal can also decide about the effectiveness of this arbitration clause. The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Zürich, Switzerland. The language to be used shall be English.

17.	Publicity

17.1.	Press Release. Neither party shall release any information (e.g. press release) related to this Agreement, including its terms, without the prior written consent of the other party, unless release of such information is required by law. If a party (“Releasing Party”) determines that it is required by law to release information relating to this Agreement to a Third Party, it shall so notify the other party prior to the release of such information, including the text of the information proposed for release, in sufficient time for the other party to comment. The other party shall

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

29.

have the right to comment regarding the necessity of such disclosure and the text proposed for disclosure, which comment the Releasing Party must consider and include unless prohibited by law.

17.2.	Disclosure of Information to ENS investors. ENS shall have the right to release any information related to this Agreement, including its terms, to potential investors, provided that each such investor has previously entered into a written confidentiality agreement at least substantially similar to the confidentiality obligations under Section 11.1. hereof.

17.3.	Publications. ENS shall have the right to publish at any time any results relating to the research and development activities hereunder with respect to Compounds or Products in the Field, provided however that ROCHE receives a copy thereof.

18.	Miscellaneous

18.1.	Survival. Sections 11., 14., 16., 17. shall survive the expiration or termination of this Agreement for any reason.

18.2.	Agency. Neither party is, nor will be deemed to be, an employee, agent or representative of the other party for any purpose. Each party is an independent contractor, not an employee or partner of the other party. Neither party shall have the authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

18.3.	Amendment. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

18.4.	Assignment. This Agreement shall not be assignable in part or in whole by any party without the prior written consent of the other; provided, however, that either party, without notice and at any time for any reason, may assign this Agreement in whole or in part to (i) any of its Affiliates who agree to be bound by the terms and conditions of this Agreement or (ii) any successor of such party by merger or sale of all or substantially all of its business assets to which this Agreement relates. In the event of any such permitted assignment, the party making the assignment will remain jointly and severally liable and responsible for the performance and observance of all its duties and obligations hereunder.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

30.

18.5.	Notices. Any notice or other communication to be given under this Agreement, unless otherwise specified, shall be in writing and shall be deemed to have been provided when delivered to the addressee at the address listed below (i) on the date of delivery if delivered in person or (ii) one (1) day after mailing to the other party by express mail or overnight delivery service, which obtains a signed receipt, or (iii) three (3) days after mailing by registered or certified mail, postage paid:

In the case of ROCHE:

F. Hoffmann-La Roche Ltd

attn. Legal Department

Grenzacherstrasse 124

4070 Basel

Switzerland

With a copy to: Hoffmann-La Roche Inc.

attn: Corporate Secretary

340 Kingsland Street

Nutley, New Jersey 07110

USA

In the case of ENS

Evotec Neurosciences GmbH

Attn. CEO

Schnackenburgallee 114

22525 Hamburg

Germany

Either party may change its address for communications by a notice in writing to the other party in accordance with this Section.

18.6.	Force Majeure. Any prevention, delay or interruption of performance (collectively “Delay”) by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected by the force majeure, including but not limited to acts of God, embargoes, governmental restrictions, general strike, fire, flood, earthquake, explosion, riots, wars, civil disorder, rebellion or sabotage. The affected party shall immediately notify the other party upon the commencement and end of the Delay and any time for performance hereunder by both parties shall be extended by the actual time of Delay. If the Delay resulting from the force majeure exceeds six (6) months, the other party, upon written notice to the affected party, may elect to (i) treat such Delay as a material breach, or (ii) extend the term of this Agreement for an amount of time equal to the Delay.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

31.

18.7.	Severability. If any term or condition of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, it shall, if possible, be interpreted to achieve the intent of the parties to this Agreement rather than voided. If not capable of such interpretation, the parties shall in good faith seek to agree on an alternative provision reflecting the intent of the parties which is enforceable. In any event, all other terms, conditions and provision of this Agreement shall be deemed valid and enforceable to the full extent.

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement by signing below.

List of Annexes:

Compound/Roche Patent Rights: Appendix 1

Development Cost sheet: Appendix 2

Roche Know-How Appendix 3

Development Plan Appendix 4

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

32.

First Amendment to the

License Agreement effective December 19, 2003

between

F. Hoffmann-La Roche Ltd

with an office and place of business at Grenzacherstr.124, CH-4070 Basel, Switzerland (“ROCHE Basel”)

and

Hoffmann-La Roche Inc.

with an office and place of business at 340 Kingsland Street, Nutley, NJ 07110, USA (“ROCHE Nutley”; ROCHE Basel and ROCHE Nutley together referred to as “ROCHE”) on the one hand

and

Evotec Neurosciences GmbH, Schnackenburgallee 114, 22525 Hamburg, Germany (“ENS”)

WHEREAS, ROCHE and ENS entered into a License Agreement effective December 19, 2003 (the “Agreement”); and

WHEREAS, ROCHE and ENS agreed to amend certain terms of the Agreement with the intent to facilitate successful financing and development of the compound licensed under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1.	Definitions

A definition of “Completion of Phase III” shall be added as follows:

“Completion of Phase III shall mean the date of database closure by ENS after the conclusion of the first Phase III clinical trial for the first Product for which ENS, or its Affiliates, concludes a Phase III clinical trial.”

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

2.	Royalties

Section 7.3.1. of the Agreement shall be amended and read as follows:

“During the Royalty Term, ENS shall pay to ROCHE royalties on Net Sales of Product calculated separately in respect of each band of income in each calendar year at the rate of royalty set out opposite the relevant band in the table below:

Royalties
Royalties on Net Sales below ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales ****	*	***
Royalties on Net Sales above ****	*	***

3.	Milestones

Section 7.2. of the Agreement shall be amended and read as follows:

“7.2 Milestones

Milestones	(US$)
Phase II Initiation
Phase III Initiation	*	***
3 (three) months after Phase III Initiation	*	***
After Phase III Initiation,	*	***
• ENS entering or having entered into an agreement relating to Product, including but not limited to out-licensing or co-marketing, with a Third Party, or
• Completion of Phase III, or
• Expiry of 30 (thirty) months after Phase III Initiation - whichever event occurs first
NDA Filing of first indication in US	*	***
NDA Filing of first indication in EU	*	***
NDA Filing of first indication in Japan	*	***
First Commercial Sale in US	*	***
First Commercial Sale in EU	*	***
First Commercial Sale in Japan	*	***
First time annual Net Sales exceed US$****	*	***
First time annual Net Sales exceed US$****	*	***

(Section 7.2.1. to remain unchanged)

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

2.

4.	Intellectual Property

A new Section 10.6 is added:

“10.6.1	Roche will provide ENS with an updated patent status covering the Compounds on an annual basis.

10.6.2	Upon ENS’ request, ENS will have the possibility to access and view all files concerning the patent status of the Compounds at the offices of Roche’s patent department.

10.6.3	If Roche considers it necessary to reduce the scope of patent claims for the Compounds in **** basically, or to file a divisional application for a respective patent claim, Roche will inform ENS in due time and ask for comments which should be provided by ENS within a reasonable time, and the parties will strive to find a solution which is acceptable for either party,”

4.	All other stipulations of the Agreement shall remain in place unchanged.

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement by signing below.

“*Portions of this document marked with **** have been omitted pursuant to a request for confidential treatment submitted with the SEC.”

3.